UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2009

Warner Music Group Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-121322	68-0576630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Co-Registrant’s under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Overview

On May 28, 2009, WMG Acquisition Corp. (the “Company”) issued $1,100,000,000 aggregate principal amount of 9.50% senior secured notes due 2016 (the “Notes”), which mature on June 15, 2016, pursuant to an indenture, dated as of May 28, 2009 (the “Indenture”), among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

The Company used the net proceeds from the Notes offering, plus approximately $335 million in existing cash, to repay in full all amounts due under its existing senior secured credit facility and pay related fees and expenses. In connection with the repayment, the Company terminated the revolving facility contained under its Amended and Restated Credit Agreement dated as of April 8, 2004 (as amended), among the Company, WMG Holdings Corp. (“Holdings”), the Overseas Borrowers party thereto, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the other parties thereto (the “Credit Agreement”). There were no premiums or penalties incurred by the Company in connection with the termination of the Credit Agreement. Bank of America, N.A., or its affiliates, has provided certain investment banking, commercial banking and advisory services to the Company in the past, including acting as one of the initial purchasers in connection with the Notes offering.

Interest on the Notes will be payable in cash. Interest on the Notes is payable on June 15 and December 15 of each year, commencing on December 15, 2009.

The following is a brief description of the terms of the Notes and the Indenture.

Ranking

The Notes are the Company’s senior secured obligations and will be secured on an equal and ratable basis with all future indebtedness secured with the same security arrangements as the Notes. The Notes rank senior in right of payment to the Company’s subordinated indebtedness, including its existing senior subordinated notes; are pari passu in right of payment with all of the Company’s future senior indebtedness, including indebtedness under any future senior secured credit facility; and are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any of the Company’s non-guarantor subsidiaries (other than indebtedness and liabilities owed to the Company or one of the Company’s subsidiary guarantors (as such term is defined below)).

Guarantees

The Notes are fully and unconditionally guaranteed on a senior secured basis by each of the Company’s existing direct or indirect wholly-owned domestic subsidiaries and by any such subsidiaries that guarantee other indebtedness of the Company in the future. Such subsidiary guarantors are collectively referred to herein as the “subsidiary guarantors,” and such subsidiary guarantees are collectively referred to herein as the “subsidiary guarantees.” Each subsidiary guarantee is a senior secured obligation of such subsidiary guarantor and will be secured on an equal and ratable basis with all future obligations of such subsidiary guarantor that are secured with the same security arrangements as the guarantee of the Notes (which would include the subsidiary guarantor’s guarantee of any future senior secured credit facility) by first priority liens, subject to permitted liens, on the collateral owned by such subsidiary guarantor securing any future senior secured credit facility. Each subsidiary guarantee ranks senior in right of payment to all subordinated obligations of the subsidiary guarantor, including the subsidiary guarantor’s guarantee of the Company’s existing senior subordinated notes; is pari passu in right of payment with all of the subsidiary guarantor’s existing and future senior obligations, including the subsidiary guarantor’s guarantee of any future senior secured credit facility; and is structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any non-guarantor subsidiary of the subsidiary guarantor (other than indebtedness and liabilities owed to the Company or one of the Company’s subsidiary guarantors). Any subsidiary guarantee of the Notes may be released in certain circumstances. The Notes will not be guaranteed by Holdings.

Security

The collateral and security arrangements in respect of the Notes are substantially identical to that which secured the Credit Agreement.

Pursuant to a Security Agreement, dated May 28, 2009, among the Company, Holdings, the subsidiary guarantors and Wells Fargo Bank, National Association, as collateral agent and notes authorized representative (the “Security Agreement”), the Notes and guarantees are secured by first-priority liens, subject to permitted liens, on the assets of the Company, Holdings and the subsidiary guarantors, which consist of the shares of the Company, substantially all of the Company’s assets and the assets of the subsidiary guarantors, in each case whether now owned or hereafter acquired, except for certain excluded assets. The excluded assets include, among other things, (1) assets located outside the United States to the extent a lien on such assets cannot be perfected by the filing of UCC financing statements in Delaware or the jurisdictions of organization of the subsidiary guarantors; (2) certain general intangible, investment property or other rights arising under certain contractual obligations to the extent that the grant of a security interest therein would violate a valid and enforceable restriction or any applicable law, unless and until all required consents have been obtained; (3) any leasehold interest in any real property of the Company or any subsidiary guarantor; (4) assets securing purchase-money obligations or capital lease obligations permitted to be incurred under the Indenture to the extent the documentation relating to such obligations prohibits such assets from being collateral; and (5) proceeds of any and all of the excluded assets to the extent such proceeds would constitute excluded assets.

In connection with the Security Agreement, the Company, Holdings and the subsidiary guarantors entered into a Copyright Security Agreement, a Patent Security Agreement and a Trademark Security Agreement in favor of Wells Fargo Bank, National Association, as collateral agent, in each case for recording the security interest granted under the Security Agreement to the collateral agent in the Intellectual Property Collateral (as defined in the Security Agreement) with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable.

Optional Redemption

The Notes may be redeemed, in whole or in part, at any time prior to June 15, 2013, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the greater of (1) 1.0% of the then outstanding principal amount of the Notes and (2) the excess of (a) the present value at such redemption date of (i) the redemption price of the note at June 15, 2013 (as set forth in the table appearing below) plus (ii) all required interest payments due on the Notes through June 15, 2013 (excluding accrued but unpaid interest), computed using a discount rate equal to the treasury rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of the Notes (as of, and plus accrued and unpaid interest and special interest, if any, to, the applicable redemption date, subject to the right of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

The Notes may also be redeemed, in whole or in part, at any time prior to June 15, 2013, upon the consummation and closing of a Major Music/Media Transaction (as defined in the Indenture), at a redemption price equal to 104.750% of the principal amount of the Notes redeemed plus accrued and unpaid interest and special interest, if any, on the Notes to be redeemed to the applicable redemption date, subject to the right of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

On or after June 15, 2013, the Company may redeem all or a part of the Notes, at its option, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and special interest, if any, on the Notes to be redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year	Percentage
2013	104.750%
2014	102.375%
2015 and thereafter	100.000%

In addition, at any time prior to June 15, 2012, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 109.50% of the principal amount thereof, plus accrued and unpaid interest and special interest, if any, to the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date, with the net cash proceeds of an equity offering by the Company or a contribution to the Company’s common equity capital made with the net cash proceeds of an equity offering by the Company’s direct or indirect parent; provided that: (1) at least 50% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its subsidiaries) remains outstanding immediately after the occurrence of such redemption; and (2) the redemption occurs within 90 days of the date of, and may be conditioned upon, the closing of such equity offering.

Change of Control

Upon the occurrence of a change of control, which is defined in the Indenture, each holder of the Notes has the right to require the Company to repurchase some or all of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date. A change of control includes, among other events, either a sale of the Company’s Recorded Music business or a sale of the Company’s Music Publishing business.

Covenants

The Indenture contains covenants limiting, among other things, the Company’s ability and the ability of most of its subsidiaries to (subject to certain exceptions):

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make distributions in respect of the Company’s capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets;

•	sell or otherwise dispose of the Company’s Music Publishing business;

•	enter into certain transactions with our affiliates; and

•	designate the Company’s subsidiaries as unrestricted subsidiaries.

Events of Default

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The information set forth in Item 1.01 with respect to the repayment and termination of the Credit Agreement is incorporated by reference into this Item 1.02.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following Exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
4.1	Indenture, dated as of May 28, 2009, among WMG Acquisition Corp., the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.2	Security Agreement, dated as of May 28, 2009, among WMG Acquisition Corp., WMG Holdings Corp., the Grantors party thereto and Wells Fargo Bank, National Association, as Collateral Agent for the Secured Parties and as Notes Authorized Representative.

4.3	Copyright Security Agreement, dated as of May 28, 2009, made by the Grantors listed on the signature pages thereto in favor of Wells Fargo Bank, National Association, as Collateral Agent for the Secured Parties.

4.4	Patent Security Agreement, dated as of May 28, 2009, made by the Grantors listed on the signature pages thereto in favor of Wells Fargo Bank, National Association, as Collateral Agent for the Secured Parties.

4.5	Trademark Security Agreement, dated as of May 28, 2009, made by the Grantors listed on the signature pages thereto in favor of Wells Fargo Bank, National Association, as Collateral Agent for the Secured Parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Warner Music Group Corp.

Date: May 29, 2009	By:	/s/ Paul Robinson
Paul Robinson
Executive Vice President and General Counsel

WMG Acquisition Corp.

Date: May 29, 2009	By:	/s/ Paul Robinson
Paul Robinson
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of May 28, 2009, among WMG Acquisition Corp., the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.2	Security Agreement, dated as of May 28, 2009, among WMG Acquisition Corp., WMG Holdings Corp., the Grantors party thereto and Wells Fargo Bank, National Association, as Collateral Agent for the Secured Parties and as Notes Authorized Representative.

4.3	Copyright Security Agreement, dated as of May 28, 2009, made by the Grantors listed on the signature pages thereto in favor of Wells Fargo Bank, National Association, as Collateral Agent for the Secured Parties.

4.4	Patent Security Agreement, dated as of May 28, 2009, made by the Grantors listed on the signature pages thereto in favor of Wells Fargo Bank, National Association, as Collateral Agent for the Secured Parties.

4.5	Trademark Security Agreement, dated as of May 28, 2009, made by the Grantors listed on the signature pages thereto in favor of Wells Fargo Bank, National Association, as Collateral Agent for the Secured Parties.